Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces $0.32 FFO per Diluted Share for the Second Quarter 2016,

2016 Adjusted FFO Guidance Remains Unchanged at $1.26 to $1.32 per Diluted Share

Radnor, PA, July 20, 2016 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2016.

Management Comments

“Our second quarter was highlighted by continued progress of our business plan execution by the completion of the office portion of FMC Tower with our anchor tenant taking occupancy in May,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.  “We continue to execute on our 2016 operating goals and we are now 97% complete with our 2016 speculative revenue target.  During the quarter, we continued to improve our balance sheet with additional sales totaling $60.5 million increasing our 2016 cumulative sales to $824.4 million and are now 97% complete with our $850 million sales goal for 2016.  In addition, we are confirming our current FFO guidance range of $1.26 to $1.32 per diluted share.”

Second Quarter Highlights

Financial Results

▪	Funds from Operations (FFO); $57.4 million, or $0.32 per share.
▪	Net loss to common shareholders; ($3.1 million), or ($0.02) per share.

Portfolio Results

▪	Core portfolio was 92.1% occupied and 93.8% leased.
▪	Signed 1.2 million square feet of new and renewal leases.
▪	Achieved 73.0% tenant retention ratio.
▪	Rental rate market-to-market increased to 13.1%/5.8% on GAAP/Cash basis.

2016 Business Plan Revisions

▪	Increased speculative revenue by $0.2 million to $28.3 million and 97% achieved

Dividend increase

▪	On May 24, 2016, we announced a 6.7% increase to our annual common share dividend from $0.60 to $0.64 per common share.

2016 Transaction Activity

▪	On May 11, 2016, we sold a two-building office portfolio in Herndon, Virginia totaling approximately 197,000 square feet for $44.5 million, or $226 per square foot.
▪	On June 30, 2016, 1000 Chesterbrook, an unconsolidated joint venture, located in suburban Pennsylvania, sold its office property for a gross sales price of $32.1 million, or $185 per square foot.

555 East Lancaster Avenue, Suite 100, Radnor, PA  19087 Phone: (610) 325-5600 • Fax: (610) 325-5622

After repayment of the existing $23.3 million mortgage, we received a distribution equal to our 50% ownership interest totaling $5.1 million in July 2016.
▪

On July 1, 2016, we acquired 34.6 acres of vacant land zoned for mixed-use development located in the southwest market of Austin Texas for $20.6 million.  We are under agreement to sell approximately 9.5 acres of the land for $14.9 million and will retain 25.1 acres that is zoned for up to 400,000 square feet of office space.

2016 Finance / Capital Markets Activity

▪

As previously announced, the entire $149.9 million principal balance of the 2016 6.00% Guaranteed Unsecured Notes was repaid upon maturity on April 1, 2016.  Available cash balances were used to fund the repayment of the unsecured notes.

▪	As previously announced, we refinanced a mortgage secured by our Two Logan Square property for $86.9 million with a 3.98% fixed interest rate maturing in May 2020.
▪

During June 2016, the mortgage securing evo at Cira Centre South, our student housing joint venture located in Philadelphia, was refinanced for $105 million maturing in July 2019.  We received a $6.3 million distribution resulting from the refinancing.  The mortgage can increase to $117.0 and be extended an additional 24 months upon achieving certain coverage ratios.

▪	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of June 30, 2016.
▪	We have $265.6 million of cash and cash equivalents on-hand as of June 30, 2016.

Results for the Three and Six Month Period Ended June 30, 2016

FFO available to common shares and units in the second quarter of 2016 totaled $57.4 million or $0.32 per diluted share versus $57.4 million or $0.32 per diluted share in the second quarter of 2015.  Our second quarter 2016 payout ratio ($0.16 common share distribution / $0.32 FFO per diluted share) was 50.0%.

Net loss allocated to common shares totaled ($3.1 million) or ($0.02) per diluted share in the second quarter of 2016 compared to a net income of $1.3 million or $0.01 per diluted share in the second quarter of 2015.

Our FFO available to common shares and units for the first six months of 2016 totaled $45.7 million, or $0.26 per diluted share, which includes a $66.6 million, or $0.38 per share, charge for the early extinguishment of debt related to our sale of Cira Square.  Excluding the early extinguishment of debt, FFO available to common shares and units in the first six months of 2016 totaled $112.3 million or $0.63 per diluted share versus $115.8 million or $0.64 per diluted share in the first six months of 2015.  Our first six months 2016 FFO payout ratio ($0.31 common share distribution / $0.63 FFO per diluted share) was 49.2%.

Net income allocated to common shares totaled $41.0 million or $0.23 per diluted share in the first six months of 2016 compared to net income of $8.0 million or $0.04 per diluted share in the first six months of 2015.

Operating and Leasing Activity

In the second quarter of 2016, our Net Operating Income (NOI) excluding termination revenues and other income items increased 2.9% on a GAAP basis and increased 1.1% on a cash basis for our 105 same store properties, which were 91.7% and 91.2% occupied on June 30, 2016 and June 30, 2015, respectively.

We leased approximately 1,218,000 square feet and commenced occupancy on 597,000 square feet during the second quarter of 2016.  The second quarter occupancy activity includes 392,000 square feet of renewals, 89,000 square feet of new leases and 116,000 square feet of tenant expansions.  We have an additional 277,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2016.

We achieved a 73.0% tenant retention ratio in our core portfolio with net negative absorption of (99,000) square feet during the second quarter of 2016.  Second quarter rental rate growth increased 13.1% as our renewal rental rates increased 12.1% and our new lease/expansion rental rates increased 16.2%, all on a GAAP basis.

At June 30, 2016, our core portfolio of 112 properties comprising 16.5 million square feet was 92.1% occupied and we are now 93.8% leased (reflecting new leases commencing after June 30, 2016).

Distributions

On May 24, 2016, our Board of Trustees declared a quarterly dividend distribution of $0.16 per common share that was paid on July 20, 2016 to shareholders of record as of July 6, 2016.  Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on July 15, 2016 to holders of record as of June 30, 2016.

2016 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are confirming our previously issued adjusted FFO 2016 of $1.26 to $1.32 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2016 FFO and earnings per diluted share:

Guidance for 2016		Range

Income per diluted share allocated to common shareholders	$0.74	to	$0.80
Plus: real estate depreciation, amortization	1.16		1.16

Less: gain on sale of Cira Square	(0.64)		(0.64)

Adjusted FFO per diluted share	$1.26	to	$1.32

Adjustment:

Loss on early prepayment of mortgage debt	(0.38)	to	(0.38)

FFO for diluted share, allocated to common shareholders	$0.88	to	$0.94

Our 2016 FFO guidance does not include income arising from the sale of undepreciated real estate.  Other key assumptions include:

•	Occupancy ranging between 93-94% by year-end 2016 with 94-95% leased;
•	9-11% GAAP increase in overall lease rates with a resulting 3-4% increase in 2016 same store GAAP NOI;
•	4-5% increase in 2016 same store cash NOI growth;
•	Speculative Revenue Target: Increased by $0.2 million to $28.3 million, 97% achieved;
•	No acquisitions and one new office development start (933 First Avenue);
•	$850.0 million of aggregate sales activity during 2016; $824.4 million executed;
•	Annual FFO per diluted share based on 177.4 million fully diluted weighted average common shares; and
•	Adjusted FFO represents FFO excluding $66.6 million, or $0.38 per diluted share related to the pre-payment of two mortgages related to our sale of Cira Square during the first quarter of 2016.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 229 properties and 29.2 million square feet as of June 30, 2016, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  Our deep commitment to our communities was recognized by NAIOP naming Brandywine the 2014 Developer of the Year – the highest honor in the commercial real estate industry.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss updated earnings guidance for fiscal 2016 on Thursday, July 21, 2016, during the company’s earnings call.  The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour.  The conference call can be accessed by dialing 1-800-683-1525 and providing conference ID: 95097947.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Thursday, August 4, 2016, by calling 1-855-859-2056 and entering access code 95097947. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead - Third Quarter 2016 Conference Call

We anticipate we will release our third quarter 2016 earnings on Wednesday, October 19, 2016, after the market close and will host our third quarter 2016 conference call on Thursday, October 20, 2016 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2016	2015
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,721,405	$3,693,000
Accumulated depreciation	(877,236)	(867,035)
Operating real estate investments, net	2,844,169	2,825,965
Construction-in-progress	254,188	268,983
Land held for development	131,015	130,479
Total real estate investments, net	3,229,372	3,225,427
Assets held for sale, net	12,308	584,365
Cash and cash equivalents	265,597	56,694
Accounts receivable, net of allowance of $2,221 and $1,736 in 2016 and 2015, respectively	14,804	17,126
Accrued rent receivable, net of allowance of $13,144 and $14,442 in 2016 and 2015, respectively	138,981	145,092
Investment in real estate ventures, at equity	272,148	241,004
Deferred costs, net of accumulated amortization of $57,673 and $67,899, respectively	94,373	101,419
Intangible assets, net	90,014	111,623
Other assets	63,591	71,761
Total assets	$4,181,188	$4,554,511
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	344,308	545,753
Unsecured term loans, net	247,933	247,800
Unsecured senior notes, net	1,442,380	1,591,164
Accounts payable and accrued expenses	91,425	99,856
Distributions payable	29,880	28,249
Deferred income, gains and rent	31,171	30,413
Acquired lease intangibles, net	21,413	25,655
Liabilities related to assets held for sale	11	2,151
Other liabilities	42,841	31,379
Total liabilities	$2,251,362	$2,602,420
Commitments and contingencies
Brandywine Realty Trust's Equity:
Preferred Shares (shares authorized-20,000,000)
6.90% Series E Preferred Shares, $0.01 par value; issued and outstanding- 4,000,000 in 2016 and 2015	40	40
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 175,101,033 and 174,688,568 issued and outstanding in 2016 and 2015, respectively	1,751	1,747
Additional paid-in-capital	3,256,735	3,252,622
Deferred compensation payable in common shares	13,744	11,918
Common shares in grantor trust, 901,269 in 2016, 745,686 in 2015	(13,744)	(11,918)
Cumulative earnings	543,743	499,086
Accumulated other comprehensive loss	(17,769)	(5,192)
Cumulative distributions	(1,872,100)	(1,814,378)
Total Brandywine Realty Trust's equity	1,912,400	1,933,925
Non-controlling interests	17,426	18,166
Total beneficiaries' equity	1,929,826	1,952,091
Total liabilities and beneficiaries' equity	$4,181,188	$4,554,511

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Rents	$103,624	$119,127	$213,787	$239,537
Tenant reimbursements	15,937	19,799	35,991	42,453
Termination fees	554	828	848	1,464
Third party management fees, labor reimbursement and leasing	6,208	4,659	11,443	8,531
Other	858	1,235	1,614	4,069
Total revenue	127,181	145,648	263,683	296,054
Operating expenses:
Property operating expenses	36,079	42,704	76,958	89,281
Real estate taxes	11,481	11,968	23,367	24,513
Third party management expenses	2,661	1,677	4,671	3,253
Depreciation and amortization	46,907	50,930	95,780	102,041
General and administrative expenses	6,076	6,791	15,196	15,427
Provision for impairment	5,679	782	13,069	2,508
Total operating expenses	108,883	114,852	229,041	237,023
Operating income	18,298	30,796	34,642	59,031
Other income (expense):
Interest income	359	313	679	1,063
Interest expense	(19,829)	(27,895)	(43,520)	(56,071)
Interest expense - amortization of deferred financing costs	(644)	(1,288)	(1,418)	(2,367)
Interest expense - financing obligation	(242)	(324)	(523)	(610)
Equity in loss of real estate ventures	(1,666)	(873)	(2,069)	(742)
Net gain (loss) on disposition of real estate	(727)	1,571	114,729	10,590
Net gain from remeasurement of investments in real estate ventures	-	758	-	758
Net gain on real estate venture transactions	3,128	-	9,057	-
Loss on early extinguishment of debt	-	-	(66,590)	-
Net income (loss)	(1,323)	3,058	44,987	11,652
Net (income) loss attributable to non-controlling interests	22	(2)	(367)	(60)
Net income (loss) attributable to Brandywine Realty Trust	(1,301)	3,056	44,620	11,592
Distribution to preferred shareholders	(1,725)	(1,725)	(3,450)	(3,450)
Nonforfeitable dividends allocated to unvested restricted shareholders	(79)	(76)	(184)	(177)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(3,105)	$1,255	$40,986	$7,965

PER SHARE DATA
Basic income (loss) per common share	$(0.02)	$0.01	$0.23	$0.04
Basic weighted average shares outstanding	175,013,291	179,860,284	174,901,118	179,712,428

Diluted income (loss) per common share	$(0.02)	$0.01	$0.23	$0.04
Diluted weighted average shares outstanding	175,013,291	180,538,887	175,823,970	180,599,265

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of Net Income (loss) to Funds from Operations:
Net income (loss) attributable to common shareholders	$(3,105)	$1,255	$40,986	$7,965
Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	(26)	7	361	65
Nonforfeitable dividends allocated to unvested restricted shareholders	79	76	184	177
Net gain real estate venture transactions	(3,128)	-	(9,057)	-
Net (gain) loss on disposition of real estate	727	(1,571)	(114,729)	(10,590)
Net gain from remeasurement of investments in Real Estate Ventures	-	(758)	-	(758)
Provision for impairment	5,679	782	13,069	2,508
Depreciation and amortization:
Real property	33,577	39,294	66,852	79,790
Leasing costs including acquired intangibles	13,231	11,536	28,745	22,074
Company’s share of unconsolidated real estate ventures	10,549	6,969	19,554	15,082
Partners’ share of consolidated joint ventures	(59)	(59)	(118)	(113)
Funds from operations	$57,524	$57,531	$45,847	$116,200
Funds from operations allocable to unvested restricted shareholders	(161)	(162)	(115)	(380)
Funds from operations available to common share and unit holders (FFO)	$57,363	$57,369	$45,732	$115,820

FFO per share - fully diluted	$0.32	$0.32	$0.26	$0.64

Weighted-average shares/units outstanding - fully diluted	177,688,180	182,073,989	177,355,730	182,134,367

Distributions paid per common share	$0.16	$0.15	$0.31	$0.30

FFO payout ratio (distributions paid per common share/FFO per diluted share	50.0%	46.9%	119.2%	46.9%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 2ND QUARTER

(unaudited and in thousands)

Of the 118 properties owned by the Company as of June 30, 2016, a total of 105 properties ("Same Store Properties") containing an aggregate of 15.6 million net rentable square feet were owned for the entire three-month periods ended June 30, 2016 and 2015. Average occupancy for the Same Store Properties was 92.0% during 2016 and 90.8% during 2015. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2016	2015
Revenue
Rents	$94,418	$92,048
Tenant reimbursements	14,855	13,828
Termination fees	88	705
Other	451	538
Total revenue	109,812	107,119

Operating expenses
Property operating expenses	33,575	32,871
Real estate taxes	9,618	9,114
Net operating income	$66,619	$65,134

Net operating income - percentage change over prior year	2.3%

Net operating income, excluding net termination fees & other	$66,080	$64,219

Net operating income, excluding net termination fees & other - percentage change over prior year	2.9%

Net operating income	$66,619	$65,134
Straight line rents	(5,718)	(4,325)
Above/below market rent amortization	(699)	(918)
Non-cash ground rent	22	22
Cash - Net operating income	$60,224	$59,913

Cash - Net operating income - percentage change over prior year	0.5%

Cash - Net operating income, excluding net termination fees & other	$59,628	$58,998

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	1.1%

	Three Months Ended June 30,
	2016	2015
Net income (loss)	$(1,323)	$3,058
Add/(deduct):
Interest income	(359)	(313)
Interest expense	19,829	27,895
Interest expense - amortization of deferred financing costs	644	1,288
Interest expense - financing obligation	242	324
Equity in loss of real estate ventures	1,666	873
Net gain on real estate venture transactions	(3,128)	-
Net (gain) loss on disposition of real estate	727	(1,571)
Net gain from remeasurement of investment in real estate ventures	-	(758)
Depreciation and amortization	46,907	50,930
General & administrative expenses	6,076	6,791
Provision for impairment	5,679	782
Consolidated net operating income	76,960	89,299
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(10,341)	(24,165)
Same store net operating income	$66,619	$65,134

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – SIX MONTHS

(unaudited and in thousands)

Of the 118 properties owned by the Company as of June 30, 2016, a total of 105 properties ("Same Store Properties") containing an aggregate of 15.6 million net rentable square feet were owned for the entire six-month periods ended June 30, 2016 and 2015. Average occupancy for the Same Store Properties was 91.9% during 2016 and 90.6% during 2015. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2016	2015
Revenue
Rents	$188,882	$183,484
Tenant reimbursements	31,059	29,330
Termination fees	213	1,319
Other	1,018	2,110
Total revenue	221,172	216,243

Operating expenses
Property operating expenses	68,800	67,470
Real estate taxes	19,055	18,577
Net operating income	$133,317	$130,196

Net operating income - percentage change over prior year	2.4%

Net operating income, excluding net termination fees & other	$132,086	$127,358

Net operating income, excluding net termination fees & other - percentage change over prior year	3.7%

Net operating income	$133,317	$130,196
Straight line rents	(11,115)	(9,725)
Above/below market rent amortization	(1,419)	(1,819)
Non-cash ground rent	44	44
Cash - Net operating income	$120,827	$118,696

Cash - Net operating income - percentage change over prior year	1.8%

Cash - Net operating income, excluding net termination fees & other	$119,245	$115,858

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	2.9%

	Six Months Ended June 30,
	2016	2015
Net income:	$44,987	$11,652
Add/(deduct):
Interest income	(679)	(1,063)
Interest expense	43,520	56,071
Interest expense - amortization of deferred financing costs	1,418	2,367
Interest expense - financing obligation	523	610
Equity in loss of real estate ventures	2,069	742
Net gain on real estate venture transactions	(9,057)	-
Net gain on disposition of real estate	(114,729)	(10,590)
Net gain from remeasurement of investments in real estate ventures	-	(758)
Loss on early extinguishment of debt	66,590	-
Depreciation and amortization	95,780	102,041
General & administrative expenses	15,196	15,427
Provision for impairment	13,069	2,508
Consolidated net operating income	158,687	179,007
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(25,370)	(48,811)
Same store net operating income	$133,317	$130,196